UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 13, 2015

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual General Meeting of Shareholders of the registrant was held on May 13, 2015.

(b)
The shareholders elected Director nominees Dominic J. Addesso, John J. Amore, John R. Dunne, William F. Galtney, Jr., Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber; appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, approved 2010 Stock Incentive Plan as amended through second amendment, approved 2003 Non-employee Director Equity Compensation Plan as amended through third amendment and approved, by non-binding advisory vote, 2014 compensation paid to the Company’s Named Executive Officers.

The votes cast with respect to each such matter are as follows:

	Total Shares Represented at the Meeting in Person or Proxy
	45,323,331

		Against or
	For	Withheld	Abstain	Non-votes
Election of directors each to serve a one year period to expire at the 2016 Annual General Meeting of Shareholders:

Dominic J. Addesso	42,725,234	1,610,497	-	987,600
John J. Amore	42,841,557	1,494,174	-	987,600
John R. Dunne	41,721,882	2,613,849	-	987,600
William F. Galtney, Jr.	35,806,803	8,528,878	-	987,650
Gerri Losquadro	42,842,932	1,492,799	-	987,600
Roger M. Singer	42,841,422	1,494,309	-	987,600
Joseph V. Taranto	42,425,994	1,909,737	-	987,600
John A. Weber	41,994,923	2,340,808	-	987,600

Appointment of PricewaterhouseCoopers LLP as the Company's independent
registered public accounting firm for the year ending December 31, 2015	44,095,705	1,055,970	171,656	-

Approval of Everest Re Group, Ltd. 2010 Stock Incentive Plan as amended
through Second Amendment	42,171,552	1,956,303	207,876	987,600

Approval of Everest Re Group, Ltd. 2003 Non-employee Director Equity
Compensation Plan as amended through Third Amendment	42,446,718	1,684,629	204,384	987,600

Approval, by non-binding advisory vote, of 2014 compensation paid
to the Company's Named Executive Officers	41,844,890	2,072,132	418,709	987,600

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker
Comptroller (Principal Accounting Officer)

Dated:  May 15, 2015